Exhibit 99.4

DIAMONDBACK Energy

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IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by , Central Time, on .

Vote by Internet

- Go to **www.envisionreports.com/FANG**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposal — The board of directors recommends a vote FOR Proposal 1.

	For	Against	Abstain
1. Proposal to approve the issuance of shares of Diamondback Energy, Inc. ("Diamondback") common stock in connection with the merger between a wholly owned subsidiary of Diamondback and Energen Corporation.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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Proxy - Diamondback Energy, Inc. You are cordially invited to attend the Special Meeting of Stockholders To be held on , at Oklahoma City time, at, Oklahoma City, Oklahoma . IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, and DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. DIAMONDBACK Energy Proxy — Diamondback Energy, Inc. Special Meeting of Stockholders This Proxy Is Solicited On Behalf Of The Board Of Directors The undersigned hereby appoints Travis Stice, Teresa Dick and Randall Holder (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Special Meeting of Stockholders of Diamondback Energy, Inc. (the “Company”) to be held on at Oklahoma City time and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposal listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the 2018 Notice of Special Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSAL ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 IN ACCORDANCE WITH THE BOARD OF DIRECTOR’S RECOMMENDATION.IMPORTANT - PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING. (Continued and to be marked, dated and signed on reverse side.)